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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Burlington Northern Inc. and Subsidiaries on Forms S-8 (Registration Nos. 2-80478, 33-25806, 33-33825, 33-40348, 33-47537, 33-55196 and 33-50969) and Form
S-3 (Registration No. 33-42952) of our report dated January 17, 1994 on our audits of the consolidated financial statements and financial statement schedules of Burlington Northern Inc. and Subsidiaries as of December 31, 1993, and 1992, and for each of the three years in the period ended December 31, 1993, which report is included in this Annual Report on Form 10-K.

COOPERS & LYBRAND

Fort Worth, Texas
February 14, 1994